UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)                 June 28, 1999
                                                               -----------------


                            FREMONT GOLD CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                     33-0773-A                     65-0110447
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(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                        Identification No.


103 E. Holly Street, Suite 402, Bellingham, Washington              98225
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        (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code              (360) 733-3854
                                                              ------------------


       777 Hornby Street, Suite 2000, Vancouver, British Columbia, V6Z 1S4
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         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

         On or about June 8, 1999, the holders of a majority of the outstanding shares of Common Stock of the Company, authorized the Company, by written consent, to amend the Company's Certificate of Incorporation to provide for authorization to the Company to issue up to 100,000,000 shares of Common Stock.

         On or about June 8, 1999, the holders of a majority of the outstanding shares of Common Stock of the Company, authorized the Company, by written consent, to amend the Company's 1996 Stock Option Plan (the "Plan") to provide for authorization to the Company to issue up to 2,000,000 shares of Common Stock pursuant to options granted within the Plan.

         On June 21, 1999, the Board of Directors of the Company (i) approved the amendment to the Certificate of Incorporation of the Company and caused it to be filed with the Delaware Secretary of State and (ii) approved the amendment to 1996 Stock Option Plan.

         On June 28, 1999, the Company was notified by the Secretary of State of the State of Delaware that the Amendment to Certificate of Incorporation had been accepted and duly filed.

ITEM 7. EXHIBITS.

  Exhibit Number                 Description                         Reference
  --------------                 -----------                         ---------
       3.3           Amendment to Certificate of Incorporation           *
      10.12          Amendment to 1996 Stock Option Plan                 *

* Filed herewith


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     /s/ Michael J. Hopley
                                                     ---------------------------
                                                     Michael J. Hopley
                                                     Chief Executive Officer
Date: July 8, 1999

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